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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement    [_]  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-12


                  MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP

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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[X] Fee paid previously with preliminary proxy materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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    This letter contains a correction to our letter to you dated July 25,
    2002. The correct telephone number for Georgeson Shareholder
    Communications is 866-761-0261. The attached letter has been revised to reflect this correction.

                                                  RIBM Two LLC
                                                  General Partner
                                                  Marriott Residence Inn II
                                                  Limited Partnership
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           [Marriott Residence Inn II Limited Partnership Letterhead]


July 30, 2002



Dear Limited Partner:

You were recently mailed a copy of a consent solicitation statement and consent form relating to your investment in Marriott Residence Inn II Limited Partnership. If you have not yet reviewed that document and completed the consent form, we would like to take this opportunity to strongly encourage you to do so now.

Your general partner is seeking your consent to the agreement and plan of merger among the partnership, the general partner, Apple Hospitality and its subsidiary. If the merger agreement is approved and the merger becomes effective, each unit of limited partnership interest that you own immediately prior to consummation of the merger will be converted into $415 in cash. A complete description of the proposed merger is set forth in the consent solicitation statement.

After careful consideration, we have determined that the merger agreement and the merger are fair to and in the best interests of the partnership and the limited partners, and we recommend that you vote "FOR" approval of the merger agreement.

The completion of the merger requires the consent of the holders of a majority of the issued and outstanding units of limited partnership interest. Therefore, each limited partner's vote is important. Abstentions or failure to return the consent form will have the same effect as voting against the merger. Therefore, you are requested to complete, sign and return the consent form as soon as possible so that it is received by the expiration of the consent solicitation period, which currently ends at 2:00 p.m., New York City time, on August 8, 2002.

We have retained Georgeson Shareholder Communications, Inc. as our information agent for this transaction. If you have any questions about the consent solicitation statement or need another copy of the statement and consent form, please contact them at this toll-free number: 866-761-0261.

Very truly yours,

RIBM Two LLC
General Partner

/s/ Robert E. Parsons

Robert E. Parsons, Jr.
President and Manager